Exhibit 99.1

Camber Provides Update On Closing Of Arrowhead Purchase Agreement

HOUSTON, May 2, 2017 /PRNewswire/ -- Camber Energy, Inc. (NYSE MKT: CEI) ("Camber Energy" or the "Company") previously announced on February 24, 2017 that it, together with its financing partner, Jaffe Energy, Inc. ("JEI") via Camber's subsidiary, Camber Permian II LLC ("CPII"), had entered into a definitive Purchase and Sale Agreement ("PSA") with private sellers to acquire oil and gas leases covering approximately 13,000 net acres in the Permian Basin for a drilling project known as the "Arrowhead Project."

Effective May 1, 2017, JEI rescinded its funding and formally withdrew from CPII. Contemporaneously, CPII assigned its rights and interests in the PSA and Arrowhead to an undisclosed, private oil and gas company (the "OG Co"). As consideration for assigning the PSA, CPII reserved (i) the right to a 30% interest acquired under the PSA in an existing well on Arrowhead, subject to work necessary to bring it on production, and (ii) an optional right to purchase 30% of the remaining properties comprising the Arrowhead project for $2.7 million at a future date after two wells are drilled thereon by OG Co, plus CPII's proportionate share of the costs of all lease extensions and renewals that are acquired by OG Co . CPII's right to exercise this option is subject to its ability to obtain funding necessary to close the transaction and to fund its share of participation in future Arrowhead drilling activities.

Richard Azar, the Company's Chairman of the Board, said, "Camber is appreciative of JEI for working with the Company towards an effort to acquire Arrowhead. We understand, however, that JEI has decided to prioritize its other investment options at this time. Although Camber would have preferred to maintain control over the Arrowhead Project, we are very pleased to have reached this assignment resolution that allows the Company to retain the opportunity to invest in the project at a future date."

About Camber Energy, Inc.

Camber Energy (NYSE MKT: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in south Texas, the Permian Basin in west Texas, and the Hunton formation in central Oklahoma. The Company changed its name from Lucas Energy, Inc. to Camber Energy, Inc. effective January 5, 2017, and on April 27, 2017, Camber announced that it would be relocating its corporate headquarters to San Antonio, Texas.

Safe Harbor Statement and Disclaimer

This news release includes "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including "may," "will," "expect," "anticipate," "estimate," "hope," "plan," "believe," "predict," "envision," "if," "intend," "would," "probable," "project," "forecasts," "outlook," "aim," "might," "likely" "positioned," "strategy," "continue," "potential," "ensure," "should," "confident," "could" and similar words and expressions, and the negative thereof, and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release, including our ability to obtain the funds necessary to participate in future drilling opportunities at Arrowhead; our ability reduce operating costs and comply with covenants in our debt obligations; our ability to generate cash flow to fund our operations; our ability to raise additional capital at acceptable terms; anticipated trends in our business; our ability to repay outstanding loans and satisfy our outstanding liabilities; our liquidity and ability to finance our exploration, acquisition and development strategies; market conditions in the oil and gas industry; the timing, cost and procedure for future acquisitions; our financial position, business strategy and other plans and objectives for future operations; and other risks described in Camber Energy's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available on its website or at http://www.sec.gov.

Contacts:
Carol Coale / Ken Dennard
Dennard â–ª Lascar Associates LLC
(713) 529-6600
ccoale@dennardlascar.com